================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): July 5, 2000

                            EXCEL LEGACY CORPORATION
             (Exact Name Of Registrant As Specified In Its Charter)


         DELAWARE                       0-23503                  33-0781747
(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
     of Incorporation)                                       Identification No.)


17140 Bernardo Center Drive #300
      San Diego, California                                   92128
(Address of Principal Executive Offices)                    (Zip Code)


                                 (858) 675-9400
              (Registrant's telephone number, including area code)

This Current Report on Form 8-K is filed by Excel Legacy Corporation, a Delaware corporation (the "Company"), in connection with the matters described herein.

ITEM 5.           OTHER EVENTS

On July 5, 2000, the Company sold a property located in Scottsdale, AZ (the "Galleria") to J.E.M.B. Realty Corporation ("J.E.M.B.") for net cash proceeds of approximately $28 million. The Galleria was acquired by the Company in 1998 concurrently with the spin-off of the Company from Excel Realty Trust, Inc. The Galleria was held by the Company for sale or redevelopment and consisted of approximately 520,500 square feet of retail space which was mostly vacant. The Company will recognize an approximate $5 million gain before taxes in the third quarter of 2000 as a result of the disposition.

The sale was effected pursuant to a Purchase and Sale Agreement and Escrow Instructions between the Company and J.E.M.B., which is incorporated by reference into this Form 8-K as Exhibit 10.1.


ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS

                  (a)      Financial statements: not applicable

                  (b)      Pro Forma Information: (see exhibit 99.1)

                  (c)      Exhibits: (see index)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    July 19, 2000                          EXCEL LEGACY CORPORATION

                                                By: /s/ James Y. Nakagawa
                                                   -----------------------------
                                                        James Y. Nakagawa
                                                        Chief Financial Officer

                                  EXHIBIT INDEX



Exhibit No.
-----------


10.1 Purchase and Sale Agreement and Escrow Instructions dated May 3, 2000, as amended on May 4, 2000 by and between Excel Legacy Corporation (Seller) and J.E.M.B. Realty Corp.(purchaser).

99.1 Unaudited Pro Forma Condensed Consolidated Statements of Income and Balance Sheet of Excel Legacy Corporation as of and for the three months ended March 31, 2000, and for the year ended December 31, 1999.